Exhibit 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 2511, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE OR SUCH PROVISIONS OF THE CORPORATIONS CODE OF ANY SUCH OTHER STATE. THE RIGHTS OF THE HOLDER OF THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Void after

October 10, 2018

WARRANT TO PURCHASE SHARES

OF SERIES A-1 PREFERRED STOCK

of

CELLADON CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT, for value received, [ ● ], together with its permitted successors and assigns (“Holder”) is entitled, subject to the terms set forth below, to subscribe for and purchase shares of Series A-1 Preferred Stock, $0.0001 par value per share (the “Series A-1 Preferred Stock”) of CELLADON CORPORATION, a Delaware corporation (the “Company”), subject to adjustment as provided herein. This warrant and any warrant subsequently issued upon exchange or transfer hereof are hereinafter referred to collectively as the “Warrant.”

This Warrant is subject to the following terms and conditions:

1. Convertible Promissory Note; Forfeiture and Cancellation.

1.1 This Warrant is issued in connection with that certain Convertible Promissory Note dated October 10, 2013 (the “Note”) by the Company in favor of Holder pursuant to that certain Note and Warrant Purchase Agreement dated October 10, 2013 by and among the Company and the entities and persons listed on the Schedule of Investors thereto (the “Agreement”), and the Holder and the Company shall be bound by all the terms, conditions and provisions of the Agreement. This Warrant is one of a series of warrants (collectively, the “Warrants”) issued pursuant to the Agreement. All capitalized terms used but not defined in this Warrant shall have the meanings ascribed thereto in the Note.

1.2 This Warrant is subject to forfeiture and cancellation as set forth in Section 2.1 of the Agreement.

2. Exercise of Warrant. The terms and conditions upon which this Warrant may be exercised, and the shares covered hereby may be purchased, are as follows:

2.1 Term. Subject to the terms hereof and unless sooner terminated as provided below in Section 6.2, this Warrant may be exercised at any time or from time to time after the earlier to occur of a Qualified Financing or the Maturity Date (as it may be extended pursuant to Section 3.l of the Notes), in whole or in part; provided, however, that in no event may this Warrant be exercised (the “Exercise Date”) later than 5:00 p.m. (Pacific Time) on the close of business on October 10, 2018 (the “Exercise Period”).

2.2 Number of Shares. This Warrant may be exercised for [ ● ] ([ ● ]) shares of Series A-1 Preferred Stock, subject to adjustment as provided herein.

2.3 Exercise Price. The “Exercise Price” shall be $0.449 per share, subject to adjustment as provided herein.

2.4 Method of Exercise. Subject to the terms and conditions contained herein and while this Warrant remains outstanding and exercisable, this Warrant is exercisable with respect to any or all of the shares of Series A-1 Preferred Stock, at the option of Holder, upon surrender of this Warrant to the Company together with (a) a duly completed (i) Notice of Exercise, in the form attached hereto as Exhibit A, or (ii) Net Issue Election Notice, in the form attached hereto as Exhibit B and (b) payment of an amount equal to the Exercise Price multiplied by the number of shares of Series A-1 Preferred Stock with respect to which this Warrant is being exercised as provided in Section 2.5 below. If Holder exercises this Warrant with respect to less than all of the shares of Series A-1 Preferred Stock represented by this Warrant, the Company shall cancel this Warrant upon the surrender thereof and shall execute and deliver to Holder a new Warrant for the balance of such shares of Series A-1 Preferred Stock.

2.5 Payment. Payment of the Exercise Price for the shares of Series A-1 Preferred Stock with respect to which this Warrant is being exercised by Holder shall be made, at the option of Holder, (a) by delivery of cash payable by wire transfer of immediately available funds, (b) by the delivery of a cashier’s check or certified check, (c) by net issue election as set forth in Section 2.6 below, or (d) by any combination of (a) – (c).

2.6 Net Issue Election. Holder may elect to receive, without payment by Holder of any additional consideration, shares of Series A-1 Preferred Stock equal to the value of the “spread” on the shares of Series A-1 Preferred Stock or any portion thereof by the surrender of the Warrant to the Company, together with a duly completed Net Issue Election Notice, in the form attached hereto as Exhibit B, at the principal office of the Company, in which event the Company shall issue to Holder such number of shares of Series A-1 Preferred Stock as is computed using the following formula, rounded down to the nearest whole share:

X = Y (A – B)

      A

Where:	X =	The number of shares of Series A-1 Preferred Stock to be issued to Holder pursuant to the net issue election;

	Y =	The number of shares of Series A-1 Preferred Stock in respect of which the net issue election is made;

	A =	The fair market value (as determined below) of one share of Series A-1 Preferred Stock at the time the net issue election is made; and

	B =	The Exercise Price in effect under this Warrant as of the date of the net issue election.

For purposes of this Section 2.6, the fair market value of one share of Series A-1 Preferred Stock as of a particular date shall be as determined in good faith by the Board of Directors of the Company.

3. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares of Series A-1 Preferred Stock purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

3.1 Conversion of Series A-1 Preferred Stock into Common Stock. Upon conversion of all of the issued and outstanding shares of the Company’s Series A-1 Preferred Stock into shares of the Company’s Common Stock (“Common Stock”), this Warrant shall be automatically exercisable only for such number of shares of Common Stock as Holder would have received had this Warrant been exercised in full for the shares of Series A-1 Preferred Stock and then converted into Common Stock on the date all issued and outstanding shares of the Company’s Preferred Stock converted into Common Stock. The Exercise Price in effect immediately prior to such conversion shall, concurrently with the effectiveness of such conversion, be proportionally adjusted. Upon such conversion of the Preferred Stock into Common Stock, all references under this Warrant to shares of Series A-1 Preferred Stock shall be deemed references to Common Stock.

3.2 Split, Subdivision or Combination. If the Company should at any time or from time to time fix a record date for (a) the effectuation of a split or subdivision of the outstanding shares of Series A-1 Preferred Stock or (b) the determination of holders of Series A-1 Preferred Stock entitled to receive a dividend or other distribution payable in additional shares of Series A-1 Preferred Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Series A-1 Preferred Stock (hereinafter referred to as the “Series A-1 Equivalents”), without payment of any consideration by such holder for the additional shares of Series A-1 Preferred Stock or Series A-1 Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased and the number of shares of Series A-1 Preferred Stock which this Warrant is exercisable for, if any, shall be appropriately increased in proportion to such increase of outstanding shares. Notwithstanding the foregoing, in any such case, the aggregate purchase price payable by Holder for the total number of shares of Series A-1 Preferred Stock (as adjusted) shall remain the same.

3.3 Combination of Shares. If the number of shares of Series A-1 Preferred Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Series A-1 Preferred Stock, the Exercise Price shall be appropriately increased and the number of shares of Series A-1 Preferred Stock for which this Warrant is exercisable, if any, shall be appropriately decreased in proportion to such decrease in outstanding shares. Notwithstanding the foregoing, in any such case, the aggregate purchase price payable by Holder for the total number of shares of Series A-1 Preferred Stock (as adjusted) shall remain the same.

3.4 Reclassification or Reorganization. If the shares of Series A-1 Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision, conversion or combination of shares or stock dividend provided for in Sections 3.1, 3.2 and 3.3 above), then and in each such event Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of shares of Series A-1 Preferred Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein. At the request of Holder, this Warrant will thereupon be cancelled and upon its surrender to the Company, the Company will execute and deliver at its expense a new Warrant reflecting the foregoing adjustment, but otherwise identical to the replaced Warrant.

3.5 Notice of Adjustments and Record Dates. The Company shall promptly notify Holder in writing of each adjustment or readjustment of the Exercise Price hereunder and the number of shares of Series A-1 Preferred Stock issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. In the event of any taking by the Company of a record of holders of shares of Series A-1 Preferred Stock for the purpose of determining holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify Holder in writing of such record date at least twenty (20) days prior to the date specified therein.

3.6 Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All shares of Series A-1 Preferred Stock (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of a fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of a share of Series A-1 Preferred Stock by such fraction.

3.7 Issue Tax. The issuance of certificates for the shares of Series A-1 Preferred Stock upon exercise of this Warrant shall be made without charge to Holder for any issuance tax in respect thereof provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder.

3.8 No Impairment. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that all shares of Series A-1 Preferred Stock as may be issued pursuant to the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

4. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense shall execute and deliver to Holder, in lieu thereof, a new Warrant of like tenor.

5. No Rights or Liability as a Stockholder. This Warrant does not entitle Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by Holder to purchase shares of Series A-1 Preferred Stock, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder as a shareholder of the Company.

6. Miscellaneous.

6.1 Limitations on Disposition. Holder agrees not to make any disposition of this Warrant, unless and until (i) the transferee has agreed in writing for the benefit of the Company to be bound by this Section 6.1 and the other provisions of this Warrant as if such transferee were the original Holder hereof, provided and to the extent such provisions are then applicable, and (ii) such transfer is in compliance with all applicable securities laws.

6.2 Early Termination. In the event a Deemed Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended) occurs at any time during the Exercise Period, the Company shall provide to Holder ten (10) days advance written notice of the closing of the transaction pursuant to which the Deemed Liquidation Event is consummated, and this Warrant shall terminate unless exercised prior to the occurrence of such Deemed Liquidation Event.

6.3 Titles and Subtitles. The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

6.4 Notices. All notices and other communications under this Warrant shall be in writing and shall be deemed given upon receipt if delivered personally, or when sent if mailed by registered or certified mail (return receipt requested) or by reputable overnight express courier (charges prepaid) or transmitted by facsimile (with confirmation of transmittal) to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by advance written notice to the other parties.

6.5 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

6.6 Amendments and Waivers. This Warrant may be amended and the observance of any other term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Holder of this Warrant, and each other holder of any of the Warrants. Any amendment or waiver effected in accordance with this Section 6.6 shall be binding upon the Holder of this Warrant (and of any shares of Series A-1 Preferred Stock into which this Warrant is exercisable), and each future holder of all such securities and the Company.

6.7 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.8 Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

[SIGNATURE PAGE FOLLOWS]

This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

CELLADON CORPORATION,
a Delaware corporation

By:
Name:	Krisztina M. Zsebo, Ph.D.
Title:	President and Chief Executive Officer

Address:	12760 High Bluff Drive, Suite 240
San Diego, California 92130

ACKNOWLEDGED AND AGREED:

INVESTOR

By:
Name:
Title:

Address:

[SIGNATURE PAGE TO WARRANT TO PURCHASE

SHARES OF SERIES A-1 PREFERRED STOCK]

EXHIBIT A

FORM OF NOTICE OF EXERCISE

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the attached Warrant for, and to purchase thereunder,                      shares of Series A-1 Preferred Stock (as defined in the attached Warrant)* of CELLADON CORPORATION, a Delaware corporation, and herewith makes payment of $                     therefor and requests that the certificates for such shares be issued in the name of, and delivered to,                     , federal taxpayer identification number                     , whose address is                     .

In exercising the attached Warrant, the undersigned hereby confirms and acknowledges that the                      shares of Series A-1 Preferred Stock (as defined in the attached Warrant) are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and the undersigned will not offer, sell or otherwise dispose of any such shares of Series A-1 Preferred Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of, and delivered to,                     , federal taxpayer identification number                     , whose address is                     .

Dated:

(Signature must conform to name of holder
as specified on the face of the attached Warrant)

*	Insert here the number of shares as to which the attached Warrant is being exercised.

EXHIBIT B

FORM OF NET ISSUE ELECTION NOTICE

(To be signed only on net issue exercise of the Warrant)

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the attached Warrant with respect to                      shares of Series A-1 Preferred Stock (as defined in the attached Warrant) of CELLADON CORPORATION, a Delaware corporation, pursuant to the net issue election provisions set forth in Section 2.6 of the attached Warrant and requests that the certificates for the number of shares of Series A-1 Preferred Stock issuable pursuant to said Section 2.6 after application of the net issue election formula to such shares of Series A-1 Preferred Stock be issued in the name of, and delivered to,                     , federal taxpayer identification number                     , whose address is                     .

In exercising the attached Warrant, the undersigned hereby confirms and acknowledges that the shares of Series A-1 Preferred Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and the undersigned will not offer, sell or otherwise dispose of any such shares of Series A-1 Preferred Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of, and delivered to,                     , federal taxpayer identification number                     , whose address is                     .

Dated:

(Signature must conform to name of holder
as specified on the face of the attached Warrant)